Exhibit 99.1

China ACM Reports Second Quarter Fiscal Year 2014 Results, Provides Quarterly Guidance for the Third Quarter of Fiscal Year 2014, and Updates the Full Year Guidance for Fiscal Year 2014

China Advanced Construction Materials Group, Inc. (NASDAQ: CADC) ("China ACM" or the "Company"), a provider of ready-mix concrete and related technical services in China, on February 12, 2013, has announced its financial results for the second quarter ended December 31, 2013.

Second Quarter Fiscal Year 2014 Financial Highlights

  Revenue decreased 45% year over year to $11.8 million
  Gross margin at 12.7%
  Net loss available to common shareholders of $5.7 million or loss per share of  $3.83
  $29.4 million in working capital at December 31, 2013

Second Quarter Fiscal Year 2014 Results

Revenue. For the three months ended December 31, 2013, we generated total revenue of approximately $11.8 million compared to approximately $21.6 million during the three months ended December 31, 2012, a decrease of approximately $9.7 million or 45%. Such decrease is due to a reduction in sales generated from the concrete division for the three months ended December 31, 2013. Our concrete sales revenue was approximately $11.4 million for the three months ended December 31, 2013, a decrease of approximately $7.7 million, or 40% compared to the three months ended December 31, 2012. The decrease in revenues attributable to concrete sales was principally due to the decreased sales in the areas in which we operate. Operations at one of our concrete producing plants were suspended until late 2013 due to the China International Garden Expo and a temporary suspension order imposed by the Beijing government for industrial activities in the area. In addition, China's central government continues to impose restrictions on the purchase of residential apartments in order to regulate housing prices in China, and China's economic growth has been decelerating since 2012, which has caused an adverse impact on the construction industry in China.

During the three months ended December 31, 2013, we continued to supply concrete products to three railway projects in China through our portable plants, specifically our projects located in Anhui Province. These three projects contributed approximately $0.4 million to our total revenue for the three months ended December 31, 2013, a decrease of approximately $2.1 million, or 82%, compared to the three months ended December 31, 2012. The decrease in revenues attributable to our manufacturing services segment was principally due to the suspension of operations of a number of our portable plants during the three months ended December 31, 2013.

Cost of Revenue. For the three months ended December 31, 2013, we generated total cost of revenue of approximately $10.3 million compared to approximately $18.4 million for the three months ended December 31, 2012, a decrease of approximately $8.1 million, or 44%. The decrease in cost of revenue was primarily due to the overall decrease in production from our fixed concrete plants in the Beijing area and decreased production from manufacturing services compared to the three months ended December 31, 2012.

The cost of revenue on concrete decreased by approximately $6.8 million, or 41%, for the three months ended December 31, 2013, as compared to the three months ended December 31, 2012. Such decrease was due to a decrease in our concrete production volume.

Cost of revenue with respect to our manufacturing services was primarily due to our manufacturing services, which decreased by approximately $1.3 million, or 77%, during the three months ended December 31, 2013, as compared to the same period last year.

Gross Profit. Total gross profit was approximately $1.5 million for the three months ended December 31, 2013, as compared to approximately $3.2 million for the three months ended December 31, 2012. Our gross profit for sale of concrete was approximately $1.4 million, or 13% of revenue, for the three months ended December 31, 2013, compared to approximately $2.3 million, or 12% of revenue for the three months ended December 31, 2012, a decrease of approximately $0.9 million. The decrease in gross profit for concrete sales for the three months ended December 31, 2013, compared with the three months ended December 31, 2012, reflects lower production volume.

Our gross profit with respect to our manufacturing services was approximately $0.08 million, or 17% for the three months ended December 31, 2013, a decrease of $0.8 million from $0.9 million during the three months ended December 31, 2012, while the gross profit margin decreased from 34% for the three months ended December 31, 2012 to 17% for the three months ended December 31, 2013. Such decrease was principally due to the decrease in revenue form manufacturing services for three months ended December 31, 2013, as a result of the decrease in the number of portable plants and lower production rates at our plant.

Provision for doubtful accounts. We incurred provision for doubtful accounts of $5.1 million for the three months ended December 31, 2013, an increase of approximately $4.6 million, as compared to $0.5 million for the three months ended December 31, 2012. In accordance with our allowance for doubtful accounts policy, at the end of each quarter, we conduct an aging analysis of each customer's arrears to determine whether the allowance for doubtful accounts is adequate. The provision is 15% for accounts receivable past due more than 180 days but less than one year, 60% for accounts receivable past due from one to two years and 75% for accounts receivable past due beyond two years. The allowance for doubtful accounts increased to approximately $40.5 million at December 31, 2013, as compared to approximately $36.5 million at June 30, 2013, as a result of tightening monetary policy by the Chinese government causing a shortage in cash and declining business of certain of our customers.

Selling, General and Administrative Expenses. We incurred selling, general and administrative expenses of approximately $2.7 million for the three months ended December 31, 2013, an increase of approximately $0.2 million, or 11%, as compared to approximately $2.5 million for the three months ended December 31, 2012. The increase was principally due to a $0.1 million increase in meals and entertainment expenses and a $0.1 million increase in office expenses.

Research and development expenses. Research and development expenses for the three months ended December 31, 2013 was $0.2 million, a decrease of approximately $0.1 million, or 13%, as compared to approximately $0.3 million for the three months ended December 31, 2012. The Company's research and development expenditure was maintained at a certain percentage of revenue. The $0.1 million decrease was mainly due to lower research and development expenditures resulting from decreased revenue.

(Income)Loss realized from disposal of property, plant and equipment. For the three months ended December 31, 2013, we incurred an approximately $4000 loss realized from the disposal of property, plant and equipment. During the three months ended December 31, 2012, we incurred a $0.2 million loss realized from the disposal of property, plant and equipment.

Net loss available to Common shareholders. We recognized a net loss of approximately $5.7 million for the three months ended December 31, 2013, as compared to net loss of approximately $3.5 million for the three months ended December 31, 2012, an increase of $2.2 million. Such increase in net loss was primarily due to the decrease in gross profits of our concrete sales and manufacturing services, and the increase in provision of doubtful accounts, offset by the decrease in loss from termination of lease.

Balance Sheet Overview

China ACM had working capital of $29.4 million at December 31, 2013, including $2.4 million in cash and equivalents, $11.9 million in restricted cash, $24.9 million in short term investment, $47.8 million in accounts and notes receivable, $29.5 million in prepayments and advances, $5.7 million in other receivables and $100.2 million in current liabilities. Shareholders' equity was $45.9 million compared with $56.7 million at June 30, 2013. The total number of shares outstanding as of February 6, 2014 was approximately 1.5 million.

Third Quarter Fiscal Year 2014 and Updated Fiscal Year 2014 Guidance

For the third quarter ending March 31, 2014, management expects net sales of $7.5 to $8.5 million, net loss of $2 to $3 million, and EPS of $(1.35) to $(2.02) based on 1,486,871 weighted average shares.

For the fiscal year ended June 30, 2014, due to the uncertainties in some projects and the collection of accounts receivables, management expects net sales of $49 million to $51 million, net loss of $9 million to $15 million, and an EPS of $(6.05) to $(10.09) based on 1,486,871 weighted average shares.

Conference call

The Company will host a conference call with a live webcast and a full Q&A session on February 13, 2014, at 8:00 a.m., Eastern Time, to discuss financial results for the second quarter of Fiscal Year 2014.

Individuals interested in participating in the conference call may do so by dialing 877-407-8031 from the United States, or +1 201-689-8031 from outside the United States, and referencing conference ID number 13576033.

A replay of the call will remain available until: March 13, 2014 at 11:59 PM.

To access the replay, please dial either of the following numbers:

USA: 877-660-6853
International: +1 201-612-7415

About China ACM

China ACM is a producer of advanced, certified eco-friendly ready-mix concrete and provider of related technical services for large scale, high-speed rail (HSR) and other complex infrastructure projects. Leveraging its proprietary technology and value-add engineering services model, the Company has won work on many high profile projects including the 30,000 km China HSR expansion, the Olympic Stadium Bird's Nest, Beijing South Railway Station, Beijing International Airport, National Centre for Performing Arts, CCTV Headquarters, Beijing Yintai Building and U.S. and French embassies.

More information about the Company is available at http://www.ir-site.com/cadc/index.asp.

Forward-Looking Statements

This press release contains statements that are forward-looking in nature, including statements regarding the Company's competitive position and product and service offerings. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; and the Company's ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in "Item 1A. Risk Factors" in China ACM's Annual Report on Form 10-K for the fiscal year ended June 30, 2013. China ACM does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	June 30,
ASSETS	2013	2013

CURRENT ASSETS:
Cash	$2,359,234	$3,949,939
Restricted cash	11,879,607	6,491,175
Accounts and notes receivable, net of allowance for doubtful accounts of $40,539,962 and $36,469,156, respectively	47,752,209	59,696,331
Inventories	1,127,090	1,122,380
Short term investment	24,938,336	5,168,000
Other receivables	5,745,487	6,298,088
Other receivable from termination of lease, net	2,316,536	8,932,029
Prepayments and advances	29,476,275	27,827,638
Deferred tax assets	4,042,060	3,987,738
Total current assets	129,636,834	123,473,318

PROPERTY PLANT AND EQUIPMENT, net	15,191,109	14,357,349

OTHER ASSETS:
Other receivable from termination of lease, net	-	3,710,455
Advances on equipment purchases, net	3,473,509	4,015,294
Deferred tax assets	220,342	217,380
Total other assets	3,693,851	7,943,129

Total assets	$148,521,794	$145,773,796

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Short term loans, banks and bank guarantees	$47,767,660	$43,766,500
Short term loans - shareholders	2,946,600	-
Short term loans - other	327,400	-
Notes payable	8,185,000	-
Accounts payable	29,691,678	33,730,871
Customer deposits	1,261,040	1,732,662
Other payables	3,508,437	1,989,023
Other payables - shareholders	844,064	757,328
Accrued liabilities	1,123,920	988,598
Capital lease obligations - current	4,517,735	2,448,883
Taxes payable	26,713	107,013
Total current liabilities	100,200,247	85,520,878

OTHER LIABILITIES
Capital lease obligations - non current	2,453,057	3,560,819
Total liabilities	102,653,304	89,081,697

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

Preferred stock $0.001 par value, 1,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized, 1,486,871 shares issued and outstanding as of December 31, 2013 and June 30, 2013	1,487	1,487
Additional paid-in-capital	35,233,305	35,233,305
(Accumulated deficit) Retained earnings	(6,121,786)	5,412,387
Statutory reserves	6,248,357	6,248,357
Accumulated other comprehensive income	10,507,127	9,796,563
Total shareholders' equity	45,868,490	56,692,099
Total liabilities and shareholders' equity	$148,521,794	$145,773,796

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the three months ended		For the six months ended
	December 31,		December 31,
	2013	2012	2013	2012
REVENUE
Sales of concrete	$11,374,306	$19,060,488	$21,095,423	$47,937,396
Manufacturing services	454,026	2,516,859	896,329	4,450,580
Total revenue	11,828,332	21,577,347	21,991,752	52,387,976

COST OF REVENUE
Concrete	9,946,088	16,722,221	18,560,843	38,583,375
Manufacturing services	374,612	1,659,550	785,755	3,276,077
Total cost of revenue	10,320,700	18,381,771	19,346,598	41,859,452

GROSS PROFIT	1,507,632	3,195,576	2,645,154	10,528,524

PROVISION FOR DOUBTFUL ACCOUNTS	(5,055,600)	(467,597)	(8,105,021)	(9,809,192)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(2,735,275)	(2,457,328)	(5,645,900)	(5,646,942)
RESEARCH AND DEVELOPMENT EXPENSES	(247,563)	(284,912)	(451,562)	(573,792)
(LOSS) GAIN REALIZED FROM DISPOSAL OF PROPERTY, PLANT AND EQUIPMENT	(4,222)	173,589	(1,373,683)	(170,836)
LOSS FROM TERMINATION OF LEASE	-	(4,096,984)	-	(4,096,984)

LOSS FROM OPERATIONS	(6,535,028)	(3,937,656)	(12,931,012)	(9,769,222)

OTHER (EXPENSE) INCOME, NET
Subsidy income	709,700	1,315,753	1,319,505	3,143,279
Non-operating (expense) income, net	(59,312)	(238,726)	72,934	(470,036)
Change in fair value of warrant liability	-	(21,446)	-	101,651
Interest income	837,828	30,627	1,184,081	58,061
Interest expense	(651,977)	(680,435)	(1,179,681)	(1,181,272)
TOTAL OTHER INCOME, NET	836,239	405,773	1,396,839	1,651,683

LOSS BEFORE PROVISION FOR INCOME TAXES	(5,698,789)	(3,531,883)	(11,534,173)	(8,117,539)

(BENEFIT) PROVISION FOR INCOME TAXES	-	(23,831)	-	775,336

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(5,698,789)	$(3,508,052)	$(11,534,173)	$(8,892,875)

COMPREHENSIVE INCOME (LOSS):
Net loss	$(5,698,789)	$(3,508,052)	$(11,534,173)	$(8,892,875)
Foreign currency translation adjustment	271,556	199,459	710,564	39,186

COMPREHENSIVE LOSS	$(5,427,233)	$(3,308,593)	$(10,823,609)	$(8,853,689)

LOSS PER COMMON SHARE ALLOCATED TO COMMON SHAREHOLDERS
Weighted average number of shares (*):
Basic and diluted	1,486,871	1,486,622	1,486,871	1,486,382

Loss per share:
Basic and diluted (*)	$(3.83)	$(2.36)	$(7.76)	$(5.98)

(*) Retrospectively restated shares for a 1-for-12 reverse split.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the six months ended
	December 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,534,173)	$(8,892,875)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	964,188	1,796,843
Stock-based compensation expense	-	36,772
Provision for doubtful accounts	8,105,021	9,809,192
Change in fair value of warrant liabilities	-	(101,651)
Loss realized from disposal of property, plant and equipment	1,373,683	170,836
Imputed interest on other receivable from termination of leases	(442,295)	-
Loss from termination of lease	-	4,096,984
Interest expense on capital lease	257,945	-
Changes in operating assets and liabilities
Accounts and notes receivable	5,720,891	(11,943,556)
Inventories	10,515	933,013
Other receivables	20,136	1,508,410
Other receivable from termination of lease	11,063,600	-
Prepayments	(2,425,283)	(581,702)
Long term prepayments	-	(174,804)
Accounts payable	(4,471,203)	5,905,442
Customer deposits	(492,200)	(209,270)
Other payables	1,484,105	1,629,753
Accrued liabilities	122,478	(303,787)
Taxes payable	(81,259)	(68,013)
Net cash provided by operating activities	9,676,149	3,611,587

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of short-term investments, net	(19,579,595)	-
Proceeds from disposal of property, plant and equipment	399,600	672,466
Purchase of property, plant and equipment	(263,360)	(266,362)
Net cash (used in) provided by investing activities	(19,443,355)	406,104

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loans and bank guarantees	38,559,900	20,267,250
Payments of short term loans and bank guarantees	(35,175,740)	(25,016,750)
Proceeds from short term loan - shareholders	2,928,600	-
Proceeds from short term loan - other	325,400	-
Proceeds from short term borrowing	-	3,768,496
Proceeds from notes payable	8,135,000	-
Rent payable to shareholder	86,736	(52,656)
Principal payments on capital lease obligations	(1,455,843)	-
Restricted cash	(5,267,631)	1,123,864
Net cash provided by financing activities	8,136,422	90,204

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	40,079	(15,539)

NET CHANGE IN CASH	(1,590,705)	4,092,356

CASH, beginning of period	3,949,939	2,409,914

CASH, end of period	$2,359,234	$6,502,270

CONTACT:
China ACM Investor Relations
Phone: +86-10-82525361
E-mail: IR@china-acm.com